UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 5, 2020, Cerner Corporation ("Cerner") and CompuGroup Medical SE ("CGM") jointly announced that they have entered into an agreement whereby CGM or its affiliate will purchase certain of the assets and liabilities related to Cerner's medico®, Soarian Health Archive®, Soarian® Integrated Care, and Selene® businesses for a purchase price of EUR 225 million, subject to working capital and other closing adjustments. Solutions and services related to these assets are sold primarily in Germany and Spain. Closing of the transaction is expected to occur in the third quarter of 2020, subject to certain regulatory approvals and other closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The transaction is not expected to have a material impact on Cerner's results. The impact on revenue and earnings will be factored into Cerner's future quarterly guidance issued after the transaction closes, but it is not expected to be material. Cerner expects to largely offset any impact on earnings with its ongoing cost optimization efforts, so Cerner does not expect the transaction to result in adjustments to guidance for Adjusted Diluted EPS.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

All statements that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on current beliefs, expectations and assumptions with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "expect", "believe", "future" or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding future benefits or synergies of the transaction, closing the transaction in the anticipated timeframe or at all and the impact of the transaction on our results or guidance. Factors that could cause or contribute to such differences include, but are not limited to risks associated with the unexpected loss or recruitment and retention of key personnel related to these businesses; risks inherent with business acquisitions, such as the failure to obtain necessary regulatory or other approvals, satisfaction of the conditions to closing the transaction in the anticipated timeframe or at all or disruption from the transaction making it more difficult to maintain business and operational relationships; inability to achieve expected operating efficiencies and sustain or improve operating expense reductions; and, failure of the parties to achieve the intended benefits. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press release of Cerner Corporation dated February 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: February 5, 2020	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer